Exhibit 99.1
NEWS RELEASE

For Immediate Release
October 1, 2013

MAXWELL TECHNOLOGIES ANNOUNCES ANNUAL MEETING DATE

SAN DIEGO, Calif. — Maxwell Technologies, Inc. (Nasdaq: MXWL) announced today that our Board of Directors approved December 11, 2013 as the date of our 2013 Annual Meeting of Stockholders, to be held at 11:00 a.m., local time, on December 11, 2013, at the Courtyard Marriott Hotel located at 8651 Spectrum Center Boulevard, San Diego, California 92123.

About Maxwell Technologies, Inc.
Maxwell is a global leader in the development and manufacture of innovative, cost effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our high-voltage capacitor products help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-mitigated microelectronic products include power modules, memory modules and single board computers that incorporate powerful commercial silicon for superior performance and high reliability in aerospace applications. For more information, please visit our website: www.maxwell.com.

Media & Investor Contact: Michael Sund +1 (858) 503-3233; msund@maxwell.com

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